EXHIBIT 10.2

Columbia Bancorp

LIQUIDATING TRUST AGREEMENT

DATED:                                             As of December 7, 2010

BETWEEN:                                        Columbia Bancorp, Grantor

AND:                                                   Terry L. Cochran and Donald T. Mitchell, as Trustees

ARTICLE I
NAME OF TRUST

            This Trust may be referred as the Columbia Bancorp Liquidating Trust or may be referred to by reference to this Trust Agreement dated effective December 7, 2010.

ARTICLE II
TRUSTEES

            Grantor hereby appoints each of Terry L. Cochran and Donald T. Mitchell to serve as a Trustee of the Trust.  In the event any of the foregoing resigns or is unable for any reason to continue to act as a Trustee, the remaining Trustees or Trustee shall appoint one or more successor Trustees such that there shall be no more than three (3) trustees of the Trust.  It is understood and agreed that the Trustees of the Trust are also beneficiaries under this Trust Agreement and it is further understood and agreed that successor Trustees may be beneficiaries under this Trust Agreement.  The fact that any Trustee is also a beneficiary of this Trust or affiliated in any manner with a beneficiary of this Trust will not disqualify such person from serving as a Trustee and will not result in the conduct or actions of such Trustee being subjected to closer scrutiny or a heightened standard of care.

ARTICLE III
TRUST PROPERTY

            A.        Title to Trust Assets.  The assets held or received by the Trust shall be held either in the name of the Trust or in the names of the Trustees as trustees under this Trust Agreement.

            B.         Single Corpus.  The assets held or received by the Trust shall be kept in one account.

C.         Corpus Assets.  The initial assets forming the corpus of the Trust (the “Corpus”) will be assigned to the Trust as a final liquidating distribution of the Grantor pursuant to a Plan of Liquidation (the “Plan of Liquidation”) as adopted by the Grantor and approved by the Board of Directors of the Grantor.  The terms and conditions of such Plan of Liquidation, as finally approved and adopted by the Board of Directors of the Grantor and as amended up until the Liquidation Date established thereunder (the “Liquidation Date”), are hereby incorporated into this Trust Agreement by this reference as if such terms and conditions were fully set forth herein.  It is understood that assets shall not be received into the Corpus until the Liquidation Date.  It is expected that the initial assets assigned to the Corpus shall consist only of cash and other assets assigned pursuant to the terms of the Plan of Liquidation.  The Corpus shall also include all amounts that the Trustees may subsequently receive from the investment of assets assigned to the Trust, from the sale or other disposition of assets assigned to the Trust or pursuant to the contractual or other rights included within the assets assigned to the Trust pursuant to the Plan of Liquidation.

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            D.        Claimants.  Pursuant to the Plan of Liquidation, the claims of certain creditors of the Grantor, certain expenses of the Grantor and certain expenses associated with assets of the Grantor shall be assigned to and will be assumed by this Trust as of the Liquidation Date to be paid from the Corpus.  Without limiting the foregoing, such claims include the amounts, if any, of each of the following:

(i)  Claims of Directors and Officers of Grantor.  Any and all claims for indemnification that might be made by any Director or Officer of Grantor against the Grantor that may be outstanding as of or arise subsequent to the Liquidation Date;

(ii)  Other Disputed, Contingent or Otherwise Unliquidated Liabilities.  Any and all liability of the Grantor with respect to any other disputed, contingent or otherwise unliquidated liabilities of the Grantor arising with respect to employment matters, personal injury, property damage, breach of contract, product liability, warranty, indemnification or otherwise that were pending, threatened, or known to the Grantor as of the Liquidation Date, together with all costs and attorneys fees of investigating and defending such claims;

(iii)  Other Unknown Claims.  Any and all liability of the Grantor with respect to claims by unknown claimants that may be brought during the five-year period specified by ORS 60.644(2)(c);

(iv)  Documents Storage and Destruction Expenses.  All expenses necessary for the document storage and destruction of the business records of the Grantor and its subsidiaries to the extent that such expenses were not already prepaid by the Grantor prior to the Liquidation Date;

(v)  Attorney Fees, Costs and Expenses.  Any and all attorneys fees, costs and other expenses relating to the winding up of Grantor’s affairs; and

(vi)  Tax Related Liabilities.  Any and all income, franchise, payroll, sales or use, real property, personal property and gross receipts taxes and import or export tariffs that the Grantor or its subsidiaries may owe for all periods up to and through the Liquidation Date (including amounts that may be owed upon audit of prior periods or the current period) and all professional fees, costs and other expenses that may be necessary or appropriate in connection with the preparation and filing of all necessary tax returns or defense of any tax audit.

ARTICLE IV
BENEFICIARIES OF THE TRUST

            A.        Beneficiaries.  The Beneficiaries shall be the shareholders of record of the Grantor on the Liquidation Date and their percentage interests in the Corpus shall be their proportionate ownership interests in the stock of the Grantor on such date.  Upon the Liquidation Date, the Corporate Secretary of the Grantor shall prepare or cause to be prepared and shall deliver or cause to be delivered to the Trustees a revised Exhibit A to this Trust Agreement showing the name or names, mailing address, a social security or taxpayer identification number, and percentage interest of each Beneficiary.  Upon its receipt by the Trustees, that revised Exhibit A shall supersede Exhibit A as attached hereto.

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            B.         Limited Rights to Transfer Beneficiary Interests.  Beneficiaries may transfer their beneficial interest in the Corpus, but only after written notice to and with the prior written consent of the Trustees.  The written notice to the Trustees shall identify the name of the proposed transferee, a mailing address for the proposed transferee, a social security or taxpayer identification number for the proposed transferee and the amount of beneficiary interest proposed to be transferred to such transferee.  The Trustees, in their sole discretion, shall have the right to consent to the proposed transfer, refuse to consent to the proposed transfer or condition their consent to the proposed transfer upon such terms and conditions as the Trustees in their sole discretion may deem appropriate.  No transfer or purported transfer of any beneficiary interest in this Trust shall be effective unless consented to by the Trustees and, if the consent of the Trustees is subject to any terms or conditions, upon the transferring beneficiary and, if appropriate, the transferee of such beneficiary interest, accepting and agreeing to such terms and conditions in a written document satisfactory to the Trustees delivered to the Trustees within ten (10) business days of the Trustees having communicated such terms and conditions of transfer to the transferring beneficiary.  Upon any beneficiary interest being transferred in accordance with foregoing, Exhibit A of this Trust Agreement will be updated to reflect such transfer.  Any transfer or attempt to transfer any beneficiary interest in this Trust that does not strictly comply with the foregoing provisions shall be void and unenforceable against the Trustees.

ARTICLE V
AUTHORITY AND RESPONSIBILITY OF TRUSTEES

            A.        Authority of the Trustees—Generally.  Each of the Trustees is empowered to do all things necessary or appropriate for the orderly administration of the trust estate including all powers conferred on or possessed by a trustee by the Uniform Trustees’ Powers Act as in effect in Oregon, as it may be amended from time to time.  Whenever practicable to do so, each Trustee shall first discuss with the other Trustees any material action to be taken respect to the trust estate.  In the event of a disagreement among the Trustees as to whether or not any action should be taken, the decision of a majority of the Trustees shall prevail.  The foregoing does not in any way require the Trustees to formally vote on any matter or in any way limit the power or authority of any Trustee acting on his own to take action that shall be binding upon the Trust.  Notwithstanding the foregoing, each Trustee will refrain from taking any action or will only take such action with the affirmative consent of all of the Trustees if that Trustee has an individual interest that is or may be perceived as being in direct and substantial conflict with the interests of the beneficiaries of the Trust with respect to the proposed action.

            B.         Specific Authority of the Trustees with Respect to Corpus and Claims.  Without limiting the general authority of the Trustees, the Trustees are further empowered and directed to take such actions as they believe to be necessary or appropriate to collect, sell or to otherwise liquidate all assets contained within the Trust in such a manner as to maximize the amounts received into the Trust without undue risk.  Without limiting the general authority of the Trustees, the Trustees are further empowered and directed to invest the cash and investment securities contained within the assets received into the Trust and the proceeds from the collection, sale or liquidation of the other assets contained within the Trust in such a manner as to preserve the value of such assets, ensure the availability of liquid funds when and as expenditures become necessary and, subject to the foregoing, to generate investment income on such assets until they need to be used to pay claimants, pay expenses of the Trust or make distributions to the Beneficiaries, if any.  In the event the Trust Corpus, after giving effect to all claims, expenses and other obligations of the Trust and the Trustees, is, in the sole and complete discretion of the Trustees, less than sufficient to justify the expenditures necessary to make a distribution to the Beneficiaries (i.e. where postage, mailing and processing costs would exceed the value of the Corpus), the Trustees are specifically authorized to distribute the remaining Corpus to a charitable organization selected by the Trustees. Without limiting the general authority of the Trustees, the Trustees are further empowered to settle or compromise or acknowledge and accept and pay any claim or liability assigned to and assumed by the Trust and to pay the expenses assigned to and assumed by the Trust.  The foregoing specific authority of the Trustees with respect to Trust assets and claims shall arise only after the Liquidation Date.  Until such time, such power and authority is retained by the Grantor and its Board of Directors.

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            C.         Standard of Care.  Each of the Trustees shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

            D.        Professional Advisors.  The Trustees may consult with legal counsel (who may also be counsel for the Grantor or any beneficiary of the Trust) with respect to any of their duties or obligations under this Trust Agreement.  The Trustees may also hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist the Trustees in performing any of their duties or obligations hereunder and rely upon advice given by those professionals.  All fees and expenses of such professional advisors to the Trust shall be paid out of the Trust.

E.         Tax Returns and other Regulatory Filings.  The Trustees shall prepare and file all applicable tax returns and other regulatory filings and pay any federal, state and local income taxes, payroll taxes, real and personal property taxes, sales or use taxes, gross receipts taxes and license fees that may arise in connection with either the activities conducted by the Trust or the assets held by the Trust.  All such taxes and fees shall be paid out of the Trust.

F.         Trustee Expenses and Fees.  All expenses of administering the Trust shall be paid from the Trust.  The Trustees shall not receive compensation for their time spent serving as Trustees on behalf of the Trust unless such compensation is expressly approved by Beneficiaries holding a majority of the beneficial interests in the Trust.  The Trustees shall be reimbursed from the Trust for all out-of-pocket costs and expenses (including reasonable travel, meals and lodging expenses) incurred in connection with their activities on behalf of the Trust.

ARTICLE VI
DISTRIBUTIONS FROM TRUST

            A.        Payment of Claims and Expenses.  The Trustees, from time-to-time as they determinate appropriate, shall pay from the Corpus such amounts as the Trustees determine to be owing with respect to claims against and liabilities of the Grantor assigned to and assumed by the Trust and such expenses as are assigned to and assumed by the Trust.  Such payments may occur on such terms and conditions as the Trustees, in their sole discretion, determine to be appropriate.

            B.         Final Distribution.  At such time as the Trustees determine that they are prepared to terminate this Trust, a final distribution shall be made of the remaining assets of the Trust.  Upon satisfaction of all claims, obligations and liabilities of Grantor, the residue of the Corpus shall be paid to the Beneficiaries in accordance with their respective beneficiary interests as shown on Exhibit A attached to this Trust Agreement as such exhibit exists on the date on which the final distribution is declared by the Trustees. in Grantor as of the Liquidation Date; provided however, that, notwithstanding the rights of the Beneficiaries under this Trust Agreement, in the event the value of the Corpus that remains after satisfying all obligations of and claims against Grantor, as provided in Article III, is less than sufficient to justify the expenditures necessary to make a distribution to the Beneficiaries (i.e. where postage, mailing and processing costs would exceed the value of the Corpus), in the sole discretion of the Trustees, the Trustees are specifically authorized to distribute the remaining Corpus to a charitable organization selected by the Trustees organized for purposes exempt from income taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and contributions to which are deductible under Section 170(c)(2) of the Code.  Nothing contained in this Trust Agreement shall give any Beneficiary any right to require the Trustees to make a final distribution from the Trust.

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ARTICLE VII
OTHER TRUSTEE PROVISIONS

            A.        Resignation.  Any Trustee and any Successor Trustee(s) may resign as Trustee at any time without the necessity of court approval.

            B.         Vesting.  All rights, title and interest in the property of the trust shall immediately vest in the Successor Trustee(s) at the time of appointment.  A resigning Trustee shall, without warranty, transfer to the successor Trustee(s) the existing trust property.

            C.         Successor Trustee Duty.  No Successor Trustee(s) shall be under any duty to examine, verify, question or audit the books, records, accounts or transactions of any preceding Trustee; and no Successor Trustee shall be liable or responsible in any way for any acts or defaults of any predecessor Trustee, nor for any loss or expense from or occasioned by anything done or neglected to be done by any predecessor Trustee.  A Successor Trustee shall be liable only for its own acts and defaults.

            D.        Merger of Corporate Trustee.  If any corporate trustee is appointed and subsequently merged or voluntarily liquidated into or consolidated with another bank or entity, the successor shall possess the same rights herein granted to that corporate trustee, provided that the successor possesses the requisite fiduciary powers.

ARTICLE VIII
IRREVOCABLE ASSIGNMENTS TO TRUST AND AMENDMENT

            A.        No Right to Revoke Trust or Withdraw Assets Assigned to Trust.  This Trust Agreement is irrevocable and all transfers of assets made to this Trust may not be revoked or withdrawn by the Grantor or by any shareholder or creditor of the Grantor.

B.         Amendment and Other Rights with Respect to the Corpus.  Prior to the assignment of assets to this Trust, the Grantor reserves the right to modify the Plan of Liquidation, reserves the right to withhold assigning to the Trust any or all of the assets contemplated as being assigned to the Trust by the Plan of Liquidation and reserves the right, by written instrument approved by Grantor’s Board of Directors and executed by an authorized officer of the Grantor, to amend terms of this Trust Agreement.  After any assets have been assigned to this Trust, the Beneficiaries, by vote or written consent of a majority in interest, may amend the terms of this Trust Agreement.

ARTICLE IX
INDEMNIFICATION OF TRUSTEES

            If the Trustees undertake or defend any litigation, arbitration or other proceeding arising in connection with this Trust, the Trustees shall be indemnified from the Corpus of the Trust to the extent thereof against all costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) that may be incurred by any of the Trustees relating thereto and any claim successfully asserted against the Trust or the Trustees acting in their capacity as Trustees shall be paid out of the Trust.  The Trustees shall be indemnified from the Trust, to the fullest extent permitted under applicable law, for any and all liabilities of any kind incurred by the Trustees in connection with the Grantor’s Plan of Liquidation and this Trust Agreement or the actions of the Trustees or failure of the Trustees to take actions with respect to any of the assets assigned to or liabilities assumed by the Trust except that no Trustee shall be entitled to indemnification with respect to any claim found to have been based solely upon the gross negligence or willful misconduct by such Trustee.

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ARTICLE X
MISCELLANEOUS PROVISIONS

A.        Duration of the Trust.  The Trust shall continue until such time as the Trustees determine that (i) all assets in the Corpus have been liquidated and either been paid to claimants or distributed to the Beneficiaries, and (ii) all claims of claimants have been paid or adequate provision has been made for the payment of such claims.

B.         Governing Law and Construction.  This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Oregon.  Notwithstanding any references to persons other than the Grantor and Beneficiaries, this Trust Agreement is not intended to and shall not be construed as providing any third party beneficiary rights in or for the benefit of any person other than the Grantor and the Beneficiaries (and, as to the Beneficiaries, only in their capacities as beneficiaries under this Trust).  Without limiting the foregoing, this Trust Agreement does not create any third-party beneficiary rights in any creditor or employee of the Grantor.

            IN WITNESS WHEREOF, the Grantor has executed this Trust Agreement effective as of the 7th day of December, 2010 and thereby has established this Trust and appointed the Trustees.

                                                                        Columbia Bancorp

                                                                        By:

                                                                                    Terry L. Cochran, Chief Executive Officer

            IN WITNESS WHEREOF, the undersigned have executed this Trust Agreement effective as of the 7th day of December, 2010 and thereby have accepted their appointment as Trustees of this Trust.

                                                                                    Terry L. Cochran

                                                                                    Donald T. Mitchell

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EXHIBIT A

BENEFICIARIES AND PERCENTAGE INTERESTS

            The Beneficiaries shall be the shareholders of record of the Grantor on the Liquidation Date and their percentage interests in the Trust Corpus shall be their proportionate ownership interests in the Grantor on such date.  Upon the Liquidation Date, the Corporate Secretary or other authorized officer of the Grantor shall prepare or cause to be prepared and shall deliver or cause to be delivered to the Trustees a revised Exhibit A showing the name or names, mailing address, a social security or taxpayer identification number, and percentage interest of each Beneficiary.  Upon its receipt by the Trustees, that revised Exhibit A will supersede this page.

Exhibit A – TRUST AGREEMENT